Exhibit 99.1
May 23, 2006
FOR IMMEDIATE RELEASE
La Petite Academy, Inc. to Hold Conference Call
Third Quarter Fiscal Year 2006 Financial Results
CHICAGO, IL — Gary Graves, President and CEO of La Petite Academy announced today that he will host a conference call to discuss the company’s third quarter fiscal year 2006 operating results and to answer questions about the business. The call will take place at 1:00pm Eastern Standard Time on May 26, 2006.
Participants in the United States and Canada can access the conference call by calling 877-865-1905, using the access code 9766259, or internationally by calling 706-758-9741 and using the same access code 9766259. Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.
Following the call’s completion, an audio replay will be available by calling 800-642-1687 or 706-645-9291 and will remain open for a period of one week. An audio web replay will be available on the company’s website: www.lapetite.com as of Friday, June 2, 2006.
La Petite Academy is one of the leading for-profit preschool providers in the United States based on the number of schools operated. La Petite Academy provides center-based educational services and childcare to children between the ages of six weeks and 12 years. La Petite Academy also operates Montessori schools that employ the Montessori method of teaching, a classical approach that features the programming of tasks with materials presented in a sequence dictated by each child’s capabilities. For additional information, visit www.lapetite.com.
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CONTACT:
Neil P. Dyment
Voice: 312-798-1323